EXHIBIT 32

SECTION 1350 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies in the capacity indicated below that this Annual Report on Form 10-K of MutualFirst Financial, Inc. (the “Company”) for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended , and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 15, 2016	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

Date: March 15, 2016	By:	/s/ Christopher D. Cook
Christopher D. Cook
Senior Vice President, Treasurer and Chief Financial Officer